SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 1, 1999

                          WEBSTER FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)

    Delaware                       0-15213                      06-1187536
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(State or other                   (Commission                 (IRS Employer
jurisdiction of                   File Number)              Identification No.)
incorporation)

              Webster Plaza,        Waterbury, Connecticut     06702
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              (Address of principal executive offices)       (Zip Code)




Registrant's telephone number, including area code:  (203) 753-2921
                                                    ---------------

                                 Not Applicable
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          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On  December  1,  1999,  Webster  Financial  Corporation,  a   Delaware
corporation ("Webster"), completed its acquisition of New England Community Bancorp, Inc., a Delaware corporation ("NECB"), pursuant to an Agreement and Plan of Merger, dated as of June 29, 1999, by and between Webster and NECB (the "Merger Agreement"). NECB was merged into Webster. Also, pursuant to the Merger Agreement New England Bank and Trust Company, Community Bank and The Equity
Bank, all Connecticut chartered bank and trust companies (the "NECB CT Banks") and Olde Porte Bank and Trust, a New Hampshire depository trust company (the "NECB NH Bank"), (together, the "NECB Subsidiary Banks"), all wholly owned subsidiaries of NECB, also merged with and into Webster Bank, a wholly owned subsidiary of Webster. NECB is headquartered in Windsor, Connecticut; the New England Subsidiary Banks are headquartered in Windsor, Connecticut, Bristol, Connecticut, Wethersfield, Connecticut and Portsmouth, New Hampshire,
respectively. As of June 30, 1999, NECB had total consolidated assets of approximately $808 million, total deposits of $641 million, and shareholder's equity of $69.6 million, or 8.6% of total assets.

         In accordance with the provisions of the Merger Agreement, the merger was effected on a stock for stock basis in a tax-free exchange. Each issued and outstanding share of NECB common stock converted into 1.06 shares of Webster common stock, par value $.01 per share, or approximately 6,935,311 shares (excluding options to purchase NECB common stock that were not exercised prior to the effective time of the acquisition and which were converted into options to purchase Webster common stock at the exchange ratio), plus cash in lieu of fractional shares. The exchange ratio in the acquisition was arrived at by negotiation between Webster and NECB in a competitive bid process. As a stock for stock transaction, the acquisition will be accounted for under the pooling of interests method of accounting.

         Webster intends to continue to operate the majority of the NECB Subsidiary Banks' banking offices as separate branch offices of Webster.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial  statements  of  businesses   acquired.
                    Not applicable.

         (b)  Pro forma financial information
                    Not applicable.

         (c)  Exhibits
                    Not applicable.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               WEBSTER FINANCIAL CORPORATION.
                                    (Registrant)

Date:  December 9, 1999        By: /s/ James C. Smith
                                   ---------------------------------------------
                                   James C. Smith
                                   Chairman and Chief Executive Officer